EXHIBIT 99.2


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                             Saba Petroleum Company
                          3201 Airpark Drive, Suite 201
                          Santa Maria, California 93455
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                                      PROXY
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 19, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE Board of directors OF
                             SABA PETROLEUM COMPANY

     The  undersigned  hereby  appoints  Susan  M.  Whalen,  Secretary  of
Saba Petroleum  Company,  a  Delaware  corporation  ("Saba"),   with  full
power of substitution, the proxy of the undersigned to represent and vote, as designated below, all shares of Saba Petroleum Company ("Saba") common stock, $.001 par value per share ("Saba Common Stock"), standing in the name of the undersigned with the powers the undersigned would possess if personally present at the Special Meeting of the Shareholders of Saba to be held on March 19, 1999 at 2:00 p.m. local time at Saba's principal executive offices at 3201 Airpark Drive, Suite 201, Santa Maria, California, and at any reconvened meeting after any adjournment or postponement thereof.

     1. To approve the Agreement and Plan of Merger dated December 18, 1998 (the "Merger agreement"), among Horizontal Ventures, Inc., a Colorado corporation ("Horizontal Ventures"), Horizontal Ventures Acquisition Corporation (a wholly owned subsidiary of Horizontal Ventures), and Saba, by which Merger Agreement the shares of Saba common stock which are issued and outstanding immediately before the closing of the Merger Agreement, other than shares owned by Horizontal Ventures, will be exchanged for shares of Horizontal Ventures common stock to be issued based on an exchange ratio of one share of Horizontal Ventures common stock for each six shares of Saba common stock.


          [   ] FOR          [   ] AGAINST                   [   ] ABSTAIN

     The Saba board of directors recommends that you vote "FOR" approval of the Merger agreement

     2. On any and all other matters that may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE Merger agreement.


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         Print Name                         Signature of Shareholder

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         Number of Shares                   Signature if Held Jointly

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                                            Date

     Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian, please give full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.